Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281805

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 9, 2024)

Up to $11,200,000

Shares of Common Stock

We have entered into an at-the-market issuance sales agreement, dated December 31, 2025 (the “ATM Agreement”) with Lake Street Capital Markets, LLC (“Lake Street”) relating to shares of our common stock offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our common stock, par value $0.0005 per share, having an aggregate offering price of up to $11,200,000 from time to time through Lake Street, acting as our sales agent.

This prospectus supplement should be read in conjunction with the accompanying base prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying base prospectus. This prospectus supplement is not complete without and may only be delivered or utilized in connection with, the accompanying base prospectus, and any future amendments or supplements thereto.

Our common stock is listed on The Nasdaq Capital Market under the symbol “FLNT.” The last reported sale price of our common stock on December 30, 2025 was $2.40 per share.

As of December 30, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $33.7 million, which was calculated based on 29,635,867 shares of outstanding common stock, of which 12,239,170 shares were held by non-affiliates, and a price per share of $2.75 based upon the closing price of our common stock on The Nasdaq Capital Market on December 23, 2025. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering).  Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our common stock having an aggregate offering price of up to approximately $11,200,000. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market for our common stock. Lake Street is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Lake Street and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Lake Street for sales of common stock sold pursuant to the ATM Agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the ATM Agreement. In connection with the sale of the common stock on our behalf, Lake Street will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Lake Street will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Lake Street with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (“the Exchange Act”). See section titled “Plan of Distribution” on page S-13 of this prospectus supplement for additional information regarding the compensation to be paid to Lake Street.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement, the accompanying prospectus, in the accompanying base prospectus, and in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 31, 2025.

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PROSPECTUS

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF SUBSCRIPTION RIGHTS	11
DESCRIPTION OF UNITS	12
LEGAL OWNERSHIP OF SECURITIES	12
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	17

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities, including shares of our common stock, having an aggregate offering price of up to $50,000,000 registered under the registration statement. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated September 9, 2024, included in our registration statement on Form S-3 (File No. 333-281805), along with the documents incorporated by reference therein, which provides more general information, some which does not apply to this offering of our common stock.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement adds to and updates information contained in the documents incorporated by reference into the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Lake Street has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Lake Street take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Lake Street is not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where an offer, sale or solicitation is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely as of the date specified and solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our common stock. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, especially the “Risk Factors” section beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement, before deciding to invest in our common stock. Unless the context otherwise requires, we use the terms “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to Fluent, Inc. and, where appropriate, our consolidated subsidiaries.

Overview

We are a commerce media solutions provider connecting top-tier brands with highly engaged consumers. Leveraging diverse ad inventory, robust first-party data, and proprietary machine learning, we unlock additional revenue streams for partners and empower advertisers to acquire their most valuable customers at scale. We primarily perform customer acquisition services by operating highly scalable digital marketing campaigns, through which we connect our advertiser clients with consumers they are seeking to reach.

We access these consumers through both our commerce media solutions marketplace ("Commerce Media Solutions"), and our owned and operated digital media properties ("O&O Sites"). Since the beginning of 2024, we have delivered data and performance-based customer acquisition services for over 400 consumer brands, direct marketers, and agencies across a wide range of industries, including Media & Entertainment, Financial Products & Services, Health & Life Sciences, Retail & Consumer, and Staffing & Recruitment.

We operate our Commerce Media Solutions on partner sites and mobile apps where we embed our proprietary ad-serving technology to identify and acquire consumers for our advertiser clients. Our technology is integrated at key moments in the consumer experience to capitalize on high engagement and improve conversion. For example, our post-transaction solution connects our advertisers to consumers on e-commerce websites and apps after a purchase or similar transaction. These syndicated Commerce Media Solutions generate meaningful income for our media partners, while driving high-quality customer acquisition for our advertiser clients. We sign agreements with our media partners with one to five year terms, typically remunerating them on a revenue share and/or impression basis.

We also attract consumers at scale to our O&O Sites primarily through promotional offers, through which consumers are rewarded for completing activities on our sites. When registering on our sites, consumers provide their name, contact information, and opt-in permission for telemarketing and email marketing. Approximately 90% of these users engage with our media on their mobile devices or tablets.

Once users have registered on our sites, we integrate our proprietary direct marketing technologies and analytics to engage them with surveys, polls, and other experiences, through which we learn about their lifestyles, preferences, and purchasing histories, among other matters. Based on these insights, we serve users targeted, relevant offers on behalf of our clients. As new users register and engage with our sites and existing registrants re-engage, the enrichment of our database expands our addressable advertiser client base and improves the effectiveness of our performance-based campaigns.

Since our inception, we have amassed a large, proprietary database of first-party, self-declared user information and preferences. We solicit our users' consent to be contacted by us and/or our advertisers via various contact methods including email, telephone, SMS/text, and push messaging. We then leverage their self-declared data in our array of performance offerings primarily in two ways: (1) to serve advertisements that we believe will be relevant to users based on the information they provide when they engage on our O&O Sites or other partner sites through our commerce media marketplace and (2) to provide our clients with users' contact information so that such clients may communicate with them directly. We may also leverage our existing technology and database to drive non-core revenue streams, including utilization-based models (e.g., programmatic advertising).

Additionally, we operate a call center-supported performance marketplace ("Call Solutions") that provides live, call-based performance campaigns to help clients increase engagement. The Call Solutions business serves clients across an array of industries but has had a heavy focus on the health insurance sector.

Across our business, we generate revenue by delivering measurable marketing results to our clients. We differentiate ourselves from other marketing alternatives by our ability to provide clients with a cost-effective and measurable return on advertising spend, a measure of profitability of sales compared to the money spent on ads, and to manage highly targeted and highly fragmented online media sources. We are predominantly paid on a negotiated or market-driven "per click," "per lead," or other "per action" basis that aligns with the customer acquisition cost targets of our clients. For our O&O Sites and Call Solutions business, we bear the responsibility and cost of acquiring consumers from media partners that ultimately generate qualified clicks, leads, calls, app downloads, or customers for our clients. Our Commerce Media Solutions business operates under exclusive long-term contracts with media partners that generally renumerate the partner on a revenue share basis. Notwithstanding occasional minimum guarantees, the business does not take significant media inventory risk.

Through AdParlor, LLC, our wholly owned subsidiary, we conduct our non-core business which offers advertiser clients a managed service for creator marketing and media buying on different social platforms.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either: (i) the market value of our shares held by non-affiliates is less than $250 million; or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of Common Stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

Corporate Information

Our principal executive offices are located at 300 Vesey Street, 9th Floor, New York, NY 10282 and our telephone number at that address is (646) 669-7272. We maintain a corporate website at www.fluentco.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus supplement or in any other filings with, or in any information furnished or submitted to, the SEC.

THE OFFERING

Common Stock Offered by Us	Shares of our common stock having a total maximum aggregate offering price of up to $11,200,000.

Common Stock to be Outstanding Following this Offering (1):

Up to 34,302,533 shares of common stock, assuming sales of 4,666,666 shares of common stock at a price of $2.40 per share, which was the closing price of our common stock on The Nasdaq Capital Market on December 30, 2025. The actual number of shares issued will vary depending on the sale prices in this offering and the degree to which we utilize this program.

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, Lake Street. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of Proceeds

We currently intend to use the net proceeds, if any, of this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 for a more complete description of the intended use of proceeds from this offering.

Risk Factors

Investing in our common stock involves significant risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	“FLNT”

(1) The number of shares of our common stock to be outstanding after this offering is based on 29,635,867 shares of our common stock outstanding as December 30, 2025 and excludes:

•	331,667 shares of common stock issuable upon the exercise of outstanding options with a weighted-average exercise price of $16.35 per share;

•	7,701,383 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $16.35 per share;

•	1,396,607 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units; and

•	1,517,448 shares of common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants and no vesting and settlement of the outstanding restricted stock units described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, including our financial statements and the related notes, as updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our common stock. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, financial condition, results of operations and prospects. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the net proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. See “Use of Proceeds” on page S-10 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our business strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 4,666,666 shares of our common stock are sold at a price of $2.40 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 30, 2025 for aggregate gross proceeds of approximately $11.2 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $1.99 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants and the vesting and settlement of outstanding restricted stock units will result in further dilution of your investment. See the section titled “Dilution” beginning on page S-11 below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. As a result, our stockholders and other holders of our securities would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount.

We do not intend to pay cash dividends for the foreseeable future.

We have never declared or paid cash dividends on our common stock and we do not expect to declare or pay any cash dividends in the foreseeable future. As a result, stockholders may only receive a return on their investment in our common stock if the trading price of their shares increases.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement and the accompanying prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of shares we will issue in this offering and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Lake Street at any time throughout the term of the ATM Agreement. The number of shares that are sold by Lake Street after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Lake Street in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

An active trading market may not be sustained following this offering.

Although our common stock is currently listed on The Nasdaq Capital Market under the symbol “FLNT”, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares, or sell your shares at all. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Substantial sales of our common stock may occur, which could cause our stock price to decline. Low trading volume for our stock, which may occur if an active trading market is not sustained, among other reasons, would increase the likelihood of substantial sales causing our stock price to decline.

Our stock price has been and may be volatile in the future, and as a result, investors in our securities could incur substantial losses.

There can be no guarantee that our stock price will remain at current prices or that future sales of our common stock will not be at prices lower than those sold to investors. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future attributable to various factors including those discussed in the “Risk Factors” section in this prospectus supplement and the documents incorporated by reference herein and in any free writing prospectus we authorize for use in connection with this offering. Some factors may be unrelated to our operating performance or prospects or may be beyond our control. The price for our common stock may be influenced by many factors, including investor reaction to our business strategy; the success of our services, products, or technologies; compliance with Nasdaq listing standards; variations in our financial results; any major change in our board or management; or our involvement in regulatory investigations or litigation. In addition, if one or more analysts covering our business downgrade their evaluations of our common stock or the stock of other companies in our industry, the price of our common stock could decline. If one or more analysts cease to cover our common stock, we could lose visibility in the market for our common stock, which in turn could cause our stock price to decline.

Since our stock price may continue to be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management's and our board of directors' attention and resources from our business. Such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. We may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

The concentration of our stock ownership presents risks, including lack of liquidity in the trading market for our common stock and limitations on any individual stockholder's ability to influence corporate matters.

As of December 30, 2025, our executive officers, directors, and holders of 10% or more of our outstanding common stock, in the aggregate, beneficially owned and have the ability to exercise some voting control over approximately 61.7% of our outstanding shares of common stock. As a result, these stockholders could exert significant influence over all matters requiring stockholder approval, including the election of directors and determination of significant corporate actions. The interests of these stockholders may not always coincide with the interests of other stockholders, and these stockholders may act in a manner that advances their interests and not necessarily those of other stockholders, which might affect the trading price of our common stock.

The concentration of stock ownership may also serve to limit the trading volume of our common stock and lead to greater volatility in our stock price. As of December 30, 2025, our largest stockholder, Dr. Phillip Frost, owned, directly or indirectly, approximately 25.3% of our outstanding common stock. Dr. Frost has no obligation to provide us with advance notice of any sale or purchase of our common stock. If the concentration of our common stock ownership were to significantly shift, via sales of shares currently held by Dr. Frost or otherwise, we cannot predict the impact that any resulting change to the trading volume might have on our stock price.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The Listing Rules of The Nasdaq Capital Market require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein or therein by reference contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “aim,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus supplement or the accompanying prospectus.

All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry.

This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions, including those under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, and elsewhere in this prospectus supplement. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $11,200,000 from time to time. We will pay certain expenses associated with the registration of the shares of common stock covered by this prospectus supplement, as described in the section titled “Plan of Distribution”.

The amount of the net proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the ATM Agreement with Lake Street as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

Pending the use of our net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, and interest-bearing debt securities.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2025 was approximately $2.7 million, or $0.09 per share of common stock.

Our pro forma net tangible book value as of September 30, 2025, was approximately $2.7 million or $0.09 per share of common stock, based upon 29,635,867 shares of common stock outstanding as of December 30, 2025. Pro forma net tangible book value represents net tangible book value adjusted to take into account the issuance, subsequent to September 30, 2025, of 116,865 shares of common stock issued upon the vesting and settlement of restricted stock units under our 2022 Omnibus Equity Incentive Plan.

After giving effect to the sale of 4,666,666 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of approximately $11,200,000 at an assumed offering price of $2.40 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 30, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $13.9 million, or $0.41 per share of common stock. This represents an immediate increase in net tangible book value of $13.9 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.99 per share to investors purchasing our shares in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$2.40
Net tangible book value per share as of September 30, 2025	$0.09
Pro forma net tangible book value per share as of September 30, 2025	$0.09
Increase in pro forma net tangible book value attributable to this offering	$13.9
Pro forma as adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		$0.41
Dilution per share to new investors in this offering		$1.99

The table above assumes for illustrative purposes that an aggregate of 4,666,666 shares of our common stock are sold pursuant to this prospectus supplement and the accompanying base prospectus at a price of $2.40 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 30, 2025 for aggregate gross proceeds of approximately $11,200,000 in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.40 per share shown in the table above, assuming all of our common stock in the aggregate amount of $11,200,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.42 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.48 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.40 per share shown in the table above, assuming all of our common stock in the aggregate amount of $11,200,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering of $0.39 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.51 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of our common stock to be outstanding after this offering is based on 29,519,002 shares of our common stock outstanding as of September 30, 2025 and excludes:

•	331,667 shares of common stock issuable upon the exercise of outstanding options with a weighted-average exercise price of $16.35 per share;

•	7,701,383 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $16.35 per share;

•	840,533 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units; and

•	2,379,269 shares of common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that options and/or warrants are exercised, restricted stock units vest and settle, new options and/or restricted stock units are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Lake Street, under which we may offer and sell our shares of common stock from time to time through Lake Street acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to $11,200,000 of our shares of common stock. Lake Street may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the ATM Agreement, we will notify Lake Street of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Lake Street, unless Lake Street declines to accept the terms of such notice, Lake Street has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Lake Street under the ATM Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Lake Street is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Lake Street may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Lake Street a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Lake Street for the fees and disbursements of its counsel, payable at the time of filing this prospectus supplement, in an amount not to exceed $35,000 and up to an additional maximum of $2,500 each calendar quarter during the term of the ATM Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Lake Street under the ATM Agreement, will be approximately $152,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Lake Street will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the ATM Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Lake Street may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Lake Street will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Lake Street against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Lake Street may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the ATM Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the ATM Agreement and (ii) the termination of the ATM Agreement as permitted therein.

This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement is included as an exhibit to the Current Report on Form 8-K was filed with the SEC on December 31, 2025.

Lake Street and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Lake Street may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Lake Street may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Lake Street, and Lake Street may distribute the prospectus supplement and the accompanying prospectus electronically.

Lake Street and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Lake Street and Lake Street may distribute this prospectus supplement and the accompanying base prospectus electronically.

To the extent required by Regulation M, Lake Street will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the common stock to be sold in the offering described in this prospectus supplement will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California. Sullivan & Worcester LLP, New York, New York, is serving as counsel to Lake Street.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC website referenced above also contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website, which is located at www.fluentco.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part of the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2025 filed with the SEC on May 16, 2025, (ii) June 30, 2025 filed with the SEC on August 19, 2025 and (iii) September 30, 2025 filed with the SEC on November 14, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 17, 2025, March 14, 2025, March 21, 2025, June 20, 2025, August 19, 2025, September 24, 2025, December 2, 2025 and December 31, 2025;

•	our definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 25, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 26, 2016, including any amendments or reports filed with the SEC for the purposes of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination or completion of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus supplement as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement, respectively.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

Fluent, Inc.

300 Vesey Street, 9th Floor

New York, NY 10282

Attn: Legal Department

(646) 669-7272

You may also access the documents incorporated by reference in this prospectus supplement on the SEC’s website at www.sec.gov or through our website at https://investors.fluentco.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, the information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Prospectus

FLUENT, INC.

$50,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $50,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference into any of the foregoing, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the prospectus supplement for the applicable offering. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “FLNT.” On August 26, 2024, the last reported sale price of our common stock was $2.73 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

As of August 26, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately 26,725,456 based on 16,871,826 outstanding shares of common stock, of which approximately 9,489,103 are held by non-affiliates, and a per share price of $3.62 based upon the closing sale price of our common stock on The Nasdaq Capital Market on July 2, 2024. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered or sold any shares of our common stock. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF SUBSCRIPTION RIGHTS	11
DESCRIPTION OF UNITS	12
LEGAL OWNERSHIP OF SECURITIES	12
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	17

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities under this registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to Fluent, Inc. and includes its subsidiaries and predecessors.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as they may be amended, any accompanying prospectus supplement and any related free writing prospectus the exhibits to the registration statement of which this prospectus is a part, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 16 of this prospectus for a further discussion on incorporation by reference.

Overview

We are an industry leader in digital marketing services. We primarily perform customer acquisition services by operating highly scalable digital marketing campaigns, through which we connect our advertiser clients with consumers they are seeking to reach. We access these consumers through both our owned and operated digital media properties and our auxiliary syndicated performance marketplace products. In 2023, we delivered data and performance-based customer acquisition services for over 500 consumer brands, direct marketers, and agencies across a wide range of industries, including Media & Entertainment, Financial Products & Services, Health & Life Sciences, Retail & Consumer, and Staffing & Recruitment.

We attract consumers at scale to our owned and operated digital media properties primarily through promotional offerings where they are rewarded for completing activities within the platforms. When registering on our sites, consumers provide their names, contact information, and opt-in permission to present them with relevant offers on behalf of our clients. Approximately 90% of these users engage with our media on their mobile devices or tablets.

Once users have registered on our sites, we integrate our proprietary direct marketing technologies and analytics to engage them with surveys, polls, and other experiences, through which we learn about their lifestyles, preferences, and purchasing histories, among other matters. Based on these insights, we serve targeted, relevant offers to them on behalf of our clients. As new users register and engage with our sites and existing registrants re-engage, the enrichment of our database expands our addressable client base and improves the effectiveness of our performance-based campaigns.

We also operate syndicated performance marketplaces on partner sites where we utilize our proprietary ad-serving technology to identify and acquire additional consumers for our advertiser clients. Our technology is integrated at key moments in the consumer experience to capitalize on high engagement and improve conversion. For example, Adflow, our post-sale e-commerce business, connects our advertisers to consumers on e-commerce websites after check-out. These syndicated solutions generate meaningful income for our partners, while driving additional growth for our advertiser clients. We typically remunerate our syndication partners on a revenue share or impression basis.

Additionally, we operate a call center-supported performance marketplace that provides live call-based performance campaigns to help clients increase engagement and in some cases sell products and services directly on behalf of our clients. The call solutions marketplace serves clients across an array of industries but has had a heavy focus on the health insurance sector. However, due to the increased unauthorized activity by third parties impacting our commission revenue related to the sale of certain health insurance policies, we have paused our participation in this sector as we re-evaluate its profitability for our business, even as we expect regulatory changes made by the government subsequent to the quarter close to mitigate further attrition.

Since our inception, we have amassed a large, proprietary database of first-party, self-declared user information and preferences. We solicit our users’ consent to be contacted by us and/or our advertisers via various contact methods including email, telephone, SMS/text, and push messaging. We then leverage their self-declared data in our performance offerings primarily in two ways: (1) to serve advertisements that we believe will be relevant to users based on the information they provide when they engage on our sites or other partner sites through our syndicated performance marketplaces and (2) to provide our clients with users' contact information so that such clients may communicate with them directly. We may also leverage our existing technology and database to drive new revenue streams, including utilization-based models (e.g., programmatic advertising).

We generate revenue by delivering measurable marketing results to our clients. We differentiate ourselves from other marketing alternatives by our abilities to provide clients with a cost-effective and measurable return on advertising spend, a measure of profitability of sales compared to the money spent on ads, and to manage highly targeted and highly fragmented online media sources. We are predominantly paid on a negotiated or market-driven "per click," "per lead," or other "per action" basis that aligns with the customer acquisition cost targets of our clients. We bear the costs of acquiring traffic from publishers' performance marketplaces that ultimately generate qualified clicks, leads, calls, app downloads, or customers for our clients.

Through AdParlor, LLC, we conduct our non-core business which offers clients various social media strategies through the planning and buying of media on different platforms.

Corporate Information

Our principal executive offices are located at 300 Vesey Street., 9th Floor, New York, NY 10282 and our telephone number at that address is (646) 669-7272. We maintain a corporate website at www.fluentco.com and an investor relations website at www.investors.fluentco.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

Listing

Our common stock is currently quoted on The Nasdaq Capital Market under the ticker symbol “FLNT.”

The Securities We May Offer

We may offer common stock, preferred stock, warrants, subscription rights or units, up to a total aggregate offering price of $50,000,000 from time to time in one or more offerings under this prospectus, the prospectus supplement for the applicable offering and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	rates and times of payment of any dividends;

•	redemption, conversion, exchange terms or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other reports and documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward-looking statements include statements related to our anticipated financial performance, business prospects and strategy; anticipated trends and prospects in the various industries in which our businesses operate; new products, services and related strategies; and other similar matters. These forward-looking statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "will," or the negative thereof or other variations thereon or comparable terminology. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Actual results could differ materially from those contained in the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those factors listed in “Risk Factors” set forth herein and elsewhere in this prospectus and the documents incorporated by reference in this prospectus and in other documents that we file with the SEC from time to time. We do not undertake any obligation to update forward-looking statements, except as required by law and intend that all forward-looking statements be subject to the safe harbor provisions described above.

Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus and the documents incorporated by reference in this prospectus may not prove to be accurate and, accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date hereof or thereof (as applicable). We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes, which may include working capital, capital expenditures, and refinancing or repayment of indebtedness. We may also use a portion of the net proceeds for acquisitions, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we may invest the net proceeds in marketable securities, short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, summarizes the material terms and provisions of the common stock and preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the particular prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you. For the complete terms of our common stock and preferred stock, please refer to our current certificate of incorporation, as amended to date, and our amended and restated bylaws, as amended to date, which have been filed with the SEC and are incorporated herein by reference. The terms of these securities may also be affected by the Delaware General Corporation Law, which we refer to as the DGCL. The summary below and any update which may be contained in any prospectus supplement and/or and in any related free writing prospectus that we may authorize to be provided to you is qualified in its entirety by reference to our certificate of incorporation and our amended and restated bylaws as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement and/or related free writing prospectus.

Common Stock

Authorized Capital Shares

Our authorized capital shares consist of 200,000,000 shares of common stock, $0.0005 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of August 26, 2024, there were 16,871,826 shares of common stock issued and outstanding. There were no shares of preferred stock issued or outstanding as of August 26, 2024.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Dividend Rights

Holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available for the payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock.

Liquidation Rights

In the event of our liquidation, the holders of our common stock will be entitled to share ratably in any distribution of our assets after payment of all debts and other liabilities and the preferences payable to holders of shares of preferred stock then outstanding, if any.

Listing

Our common stock is traded on The Nasdaq Capital Market under the trading symbol "FLNT."

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors, without further action by the holders of our common stock, may issue shares of preferred stock. The board of directors is vested with the authority to fix the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

A prospectus supplement relating to a series of preferred stock offered hereby and any related free writing prospectus that we may authorize to be provided to you will describe terms of that series of preferred stock, including:

•	the designation and stated value of that series;

•	the number of shares of preferred stock we are offering;

•	the initial public offering price at which the shares of preferred stock will be sold;

•

the dividend rate of that series, the conditions and dates upon which those dividends will be payable, whether those dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends will accumulate;

•	the process for any auction and remarketing, if any;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of our company;

•	any redemption, repurchase or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any preemptive rights;

•	any restrictions on transfer, sale or other assignment;

•	any restrictions on further issuances;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	any application for listing of that series on any securities exchange or market;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, that series of preferred stock.

Restrictions on Payment of Dividends

We are incorporated in Delaware and governed by Delaware law. Delaware law allows a corporation to pay dividends only:

•	out of surplus, as determined under Delaware law; or

•	in case there is no such surplus, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

On April 2, 2024, we entered into a credit agreement (the " Credit Agreement") with Crystal Financial LLC D/B/A SLR Credit Solutions. The Credit Agreement provides a $20.0 million term loan and up to a $30.0 million revolving credit facility and has a five-year term (together, the “Credit Facility”). The Credit Facility, which is described more fully in the documents incorporated herein by reference, contains contractual restrictions on our ability to pay dividends.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL, which we refer to as Section 203, prohibits certain transactions between a Delaware corporation and an “interested stockholder.” Generally, an “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the outstanding voting power of a Delaware corporation. This provision, if applicable, prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors before the stockholder became an interested stockholder; (2) the interested stockholder acquired at least 85% of the voting power (as calculated pursuant to Section 203) of the corporation in the transaction in which the stockholder became an interested stockholder; or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply in certain circumstances, including if the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. If such a provision is adopted by an amendment to the corporation’s certificate of incorporation, the amendment will be effective immediately if, among other requirements, the corporation has never had a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. If this and other requirements are not satisfied, the amendment will not be effective until 12 months after its adoption and will not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption.

Our certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Therefore, in accordance with Section 203, the restrictions on certain business combinations in Section 203 do not currently apply to us.

Anti-takeover Effects of our Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law

Some provisions of our certificate of incorporation and amended and restated bylaws and certain provisions of Delaware law could make the following more difficult:

•	an acquisition of Fluent by means of a tender offer;

•	an acquisition of Fluent by means of a proxy contest or otherwise; or

•	the removal of our incumbent officers and directors.

Size of Board and Vacancies

Our amended and restated bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors on our board of directors will be fixed exclusively by the board of directors. Any vacancies in the board of directors resulting from death, resignation or removal from office may be filled by a majority vote of the directors then in office, though less than a quorum, or a sole remaining director.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation and amended and restated bylaws do not provide for the right of stockholders to act by written consent, except as authorized in advance by a resolution adopted by our board of directors or except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of our certificate of incorporation relating to the rights of holders of any series of preferred stock.  Subject to these exceptions, stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our certificate of incorporation and amended and restated bylaws, stockholders are not entitled to call special meetings of stockholders. Only a majority of our board of directors or specified individuals may call such meetings.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In particular, stockholders must notify the corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our amended and restated bylaws. To be timely, the notice must be received at our principal executive office not later than 90 nor more than 120 days prior to the first anniversary of the date for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is more than 30 days before or 70 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be delivered no later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Moreover, in the event that the number of directors to be elected to the board of directors is increased and we make no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the date for the preceding year’s annual meeting of stockholders, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the corporate secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

Undesignated Preferred Stock

The authorization in our certificate of incorporation with respect to the issuance of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company. The provision in our certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Indemnification Provisions

The following provisions of Delaware law and our certificate of incorporation and amended and restated bylaws govern the indemnification of our directors and officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation - a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s amended and restated bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated bylaws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of our company, or by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was serving, at our request, as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. To the extent authorized by the DGCL, we will indemnify such persons against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with such service. Notwithstanding the preceding sentence, except as otherwise provided in our amended and restated bylaws, we are required to indemnify the foregoing persons in connection with such a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by our board of directors. Any amendment of these provisions will not reduce our indemnification obligations relating to actions taken before such amendment.

We have entered into agreements to indemnify certain of our directors, officers, and persons who are or were a trustee, manager, member, partner, employee, attorney, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of our Company or a subsidiary of our Company or an affiliate of our Company (each, an “indemnifiable person”) to the fullest extent not prohibited by the provisions of our amended and restated bylaws and the DGCL, subject to certain exclusions. These agreements provide, among other things, that we will indemnify the indemnifiable person for Expenses. “Expenses” means all reasonable and documented direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs), paid or incurred by the indemnifiable person in connection with either the investigation, defense or appeal of, or being a witness or otherwise involved in, a Proceeding (as defined herein), or establishing or enforcing a right to indemnification under such agreement, Section 145 of the DGCL or otherwise; provided, however, that Expenses shall not include any judgments, fines, taxes (including ERISA or other benefit plan related excise taxes or penalties) or amounts paid in settlement of a Proceeding. “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, direct or derivative, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing. We also maintain liability insurance for our directors and officers acting within their capacities as such. Our directors’ and officers’ liability insurance policy insures our directors and officers against certain liabilities and expenses incurred by them in such capacities and insures us, under certain circumstances, in the event that indemnification payments are made by us to such directors and officers.

Transfer Agent and Registrar

Continental Stock & Trust Company has been appointed as the transfer agent and registrar for our common stock. Their contact information is: 1 State Street, 30th Floor, New York, NY 10004, phone number (212) 845-3249, www.continentalstock.com.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, or preferred stock and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, or preferred stock offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

Warrants are a security that gives the holder thereof the right, upon exercise of the warrant, to purchase for a specified exercise period a specified number of shares of our equity securities at a specified exercise price per share, in each case subject to adjustment upon the occurrence of certain events. In the applicable prospectus supplement, we will describe the terms of any warrants being offered, including, to the extent applicable:

•	the title of the warrants;

•	the offering price and aggregate number of warrants offered;

•	the price or prices at which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	if applicable, a discussion of material U.S. federal income tax considerations of holding or exercising the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities or shares of stock at such exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants or of the warrants represented by such warrant certificate, as applicable, are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for preferred stock or common stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our preferred stock or common stock;

•

pay any cash to holders of our preferred stock or common stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our preferred stock or common stock; or

•

issue preferred stock or common stock or additional stock or other securities or property to holders of our preferred stock or common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the preferred stock or common stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a preferred stock or common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of preferred stock or common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the preferred stock or common stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of preferred stock or common stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our preferred stock or common stock are entitled to receive capital stock, securities or other property with respect to or in exchange for their securities, the holders of the preferred stock or common stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of capital stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common stock, preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, subscription rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the shares of common stock, shares of preferred stock, warrants or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in street name will be indirect holders.

Street Name Holders

Investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in street name or by any other indirect means.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a registered holder, if that is permitted in the future; and

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market” offerings within the meaning of Rule 415(a)(4) under the Securities Act or through a market maker or into an existing market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through agents on a best-efforts basis;

•	through any other method permitted pursuant to applicable law; or

•	otherwise through a combination of any of the above methods of sale.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment of the registration statement of which this prospectus is a part). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we use any underwriter, the prospectus supplement will name any underwriter involved in the offer and sale of the securities. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, meaning the agent is only required to take and pay for the securities it may sell to the public.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date on the terms set forth in the applicable prospectus supplement.

Broker-dealers or agents involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. Except as indicated in the applicable prospectus supplement, any purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of such common stock.

We may provide agents and underwriters with indemnification against civil liabilities related to one or more offerings under this shelf registration statement, including liabilities under the Securities Act, or with reimbursement and/or contribution with respect to payments or expenses that the agents or underwriters may make with respect to these liabilities. Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

All securities we may offer pursuant to this prospectus, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference herein. Neither we nor any agent, underwriter or dealer has authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. The address of the SEC website is www.sec.gov.

Fluent’s principal executive offices are located at 300 Vesey Street, 9th Floor, New York, New York 10282, and our telephone number is (646) 669-7272. Our internet website is www.fluentco.com. The website address provided in this prospectus is not intended to function as a hyperlink and information obtained on the website is not and should not be considered part of this prospectus and is not incorporated by reference in this prospectus or any filing with SEC.

Additionally, we make our SEC filings available, free of charge, on our website at http://investors.fluentco.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37893):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 2, 2024 (the “Annual Report”);

●	portions of our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2024, that are incorporated by reference into Part III of the Annual Report;

●

our Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the SEC on May 15, 2024 and our Quarterly Report on Form 10-Q and 10-Q/A for the period ended June 30, 2024 filed with the SEC on August 19, 2024 and August 20, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 19, 2024, January 26, 2024, March 18, 2024, April 12, 2024, April 30, 2024, June 7, 2024, and July 8, 2024; and

●

the description of our capital stock contained in our registration statement on Form 8-A filed on September 26, 2016, including any amendment or report filed for the purpose of updating such description (which includes the description of our common stock in Exhibit 4.3 of our Annual Report).

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus, respectively.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to:

Fluent, Inc.

300 Vesey Street, 9th Floor

New York, NY 10282

Attn: Legal Department

(646) 669-7272

You may also access the documents incorporated by reference in this prospectus on the SEC’s website at www.sec.gov or through our website at https://investors.fluentco.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, the information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.